Exhibit 99.1

Safe Technologies Announces Change of Control

PALM BEACH, Fla., June 8, 2004 -- Safe Technologies International, Inc. (OTC Bulletin Board: SFAD - news) issued a statement today.

Michael J Posner, President, said, “Pursuant to a Stock Purchase Agreement entered into between the two largest shareholders in Safe Technologies International, Inc., there will be a change of control of the Company.   Zabas Investments, Inc., the principal of which is currently a significant beneficial shareholder in the Company, or its assigns, will purchase 225,000,000 shares from The Lang Family Trust.  Closing is scheduled to take place on or before July 15, 2004.

Once the stock purchase is closed, Zabas’ management will oversee day to day operations.  It is expected that various Directors and Officers of the Company will be replaced, on a scheduled basis, as a result of the transaction.  Further details, such as the new ownership’s business plan for the Company, will be disclosed to the Shareholders when available.”

Mr. Posner concluded “Management views this transaction as a very positive direction for the Company and looks forward to the addition of new management’s thinking and ideas.

FORWARD LOOKING STATEMENTS: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, Safe Technologies business, services, business development, strategy, customers or other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “we believe,” “we expect,” “may,” “shall”, “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance. More information on potential factors that could affect the Safe Technologies’ financial results is included from time to time in Safe Technologies’ public reports filed with the Securities and Exchange Commission, including Safe Technologies’ Annual Report on Form 10-K. We caution all parties not to place undue reliance on forward-looking statements, which reflect analysis only, and speak only as of the date thereof. Safe Technologies disclaims any obligation to update these forward-looking statements.